Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Lattice Semiconductor Corporation	Global IR Partners
Doug Hunter, 503.268.8512	David Pasquale, 914.337.8801
doug.hunter@latticesemi.com	lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

•	Fourth Quarter Net Loss Per Share Reduced by $0.01 on a Year Over Year GAAP Basis; Net Income Per Share Increased $0.07 on a Year Over Year Non-GAAP Basis

•	2018 Net Loss Per Share Reduced by 64% on a GAAP Basis, From $0.58 in 2017 to $0.21 in 2018; Net Income Per Share Tripled to $0.33 in 2018 from $0.11 in 2017 on a Non-GAAP Basis

•	Expanded Operating Cash Flow to $30.9 million in the Fourth Quarter from $11 million in the Third Quarter, and $51.5 Million for 2018 Compared to $38.5 Million in 2017
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - February 12, 2019 - Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of programmable logic devices, announced financial results today for the fiscal fourth quarter and full year ended December 29, 2018.
Jim Anderson, President and Chief Executive Officer, said, "We are pleased to report that for the full year 2018, we substantially improved Lattice's profitability, earnings per share and operating cash flow. We simplified the Company’s operating structure and have attracted an experienced executive team to lead all critical business areas. Despite uncertainty in the current macroeconomic climate, we are positioned to benefit over the long term from multiple catalysts in our business, including growth in computing, industrial and automotive, and the global 5G buildout. We are excited about 2019 as we unlock additional value for the company and its shareholders."

Sherri Luther, Chief Financial Officer, said, “The fourth quarter of 2018 demonstrated continued improvement in operations, with net loss per share at $0.05 on a GAAP basis, and net income of $0.08 per share on a non-GAAP basis. For the full year of 2018, we reduced our net loss per share on a GAAP basis to $0.21 from a loss of $0.58, and tripled our net income per share on a non-GAAP basis to $0.33 from $0.11. Importantly, we improved operating cash flow to $51.5 million in 2018 from $38.5 million in 2017 and made a total of $40 million in discretionary debt payments in 2018. We remain committed to delivering improved operating leverage.”

Selected Fourth Quarter and Full Year 2018 Financial Results and Comparisons (in thousands, except per share data)

	GAAP — Three Months Ended			Non-GAAP — Three Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017 †	December 29, 2018	September 29, 2018	December 30, 2017 †
Revenue	$95,977	$101,484	$95,266	$95,977	$101,484	$95,266
Gross Margin %	56.6%	57.5%	53.8%	56.7%	57.4%	54.0%
Operating Expense	$56,026	$45,405	$51,937	$37,814	$38,417	$44,054
Net (Loss) Income	$(7,121)	$6,974	$(7,213)	$11,131	$13,785	$1,038
Net (Loss) Income per share - Basic	$(0.05)	$0.05	$(0.06)	$0.09	$0.11	$0.01
Net (Loss) Income per share - Diluted	$(0.05)	$0.05	$(0.06)	$0.08	$0.11	$0.01

	GAAP — Year Ended		Non-GAAP — Year Ended
	December 29, 2018	December 30, 2017 †	December 29, 2018	December 30, 2017 †
Revenue	$398,799	$385,961	$398,799	$385,961
Gross Margin %	55.0%	56.1%	57.2%	56.3%
Operating Expense	$222,559	$264,199	$161,597	$182,320
Net (Loss) Income	$(26,322)	$(70,562)	$43,409	$13,601
Net (Loss) Income per share - Basic	$(0.21)	$(0.58)	$0.34	$0.11
Net (Loss) Income per share - Diluted	$(0.21)	$(0.58)	$0.33	$0.11
†Results for periods in 2017 are presented in accordance with ASC 605, which was in effect during that fiscal year.

Full Year 2018 Highlights

•
Improved Financial Performance: Lattice exited 2018 in a stronger, more profitable position. We implemented initiatives to improve gross margin, reduce operating expenses, increase cash flow, and actively delever the balance sheet.

•
Strategic Repositioning: Lattice completed a strategic repositioning in 2018 to focus on its profitable programmable logic business, while also improving efficiencies across its global operations. Actions taken included discontinuing its non-core millimeter wave business to focus entirely on programmable solutions moving forward, as well as optimizing the R&D project list to focus investments on areas with the greatest potential return. These actions are in-line with management's strategy to drive profitable growth and increase shareholder value.

•
New Management Team Added: Lattice strengthened its executive team with highly experienced, proven leaders with both broader semiconductor industry experience and deep FPGA knowledge. The new team and simplified structure is now in place across R&D, sales, marketing, operations and finance.

▪	Jim Anderson joined Lattice in September from AMD as the Company’s President and Chief Executive Officer;

▪	Steve Douglass joined Lattice in September from Xilinx, Inc. as Corporate Vice President, R&D;

▪	Esam Elashmawi joined Lattice in September from Microsemi Corporation as Chief Marketing and Strategy Officer;

▪	Glenn O’Rourke joined Lattice in December from Xilinx, Inc. as Corporate Vice President, Global Operations;

▪	Sherri Luther joined Lattice in January from Coherent, Inc. as Chief Financial Officer;

▪	Mark Nelson joined Lattice in January from Intel Corporation’s Programmable Solutions Group (PSG) as Corporate Vice President of Worldwide Sales.

•	New Product Introductions in 2018: Lattice further built upon its strong product portfolio with notable 2018 developments including:

▪	Introduction and expansion of the ultra-low power Lattice sensAITM solution stack with a full ecosystem to help speed time-to-market for developers of low-power machine learning applications;

▪	Initial samples of Lattice's new security solution for Platform Firmware Resilience delivered to top server manufacturers;

▪	Expansion of Lattice's FPGA based modular video interface platform to simplify video connectivity for embedded vision system designs;

▪	Launch of Lattice's RadiantTM next-generation FPGA software with enhanced ease-of-use for broad market low power applications.

Business Outlook - First Quarter of 2019:

•	Revenue for the first quarter of 2019 is expected to be between approximately $94 million and $98 million.

•	Gross margin percentage for the first quarter of 2019 is expected to be approximately 57.5% plus or minus 2% on a non-GAAP basis.

•	Total operating expenses for the first quarter of 2019 are expected to be between approximately $37 million and $39 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the first quarter of 2019, certain items that affect GAAP measurement of  financial metrics are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2018 and business outlook on Tuesday, February 12 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 8287936. A live webcast and replay of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our belief that we are positioned to benefit over the long term from multiple catalysts in our business, including growth in computing, industrial and automotive, and the global 5G buildout; that we will unlock additional value for the company and its shareholders; and the statements under the heading “Business Outlook - First Quarter of 2019.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, international trade disputes and sanctions, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 30, 2017, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring plans and related charges, acquisition-related charges, amortization of acquired intangible assets, impairment of intangible assets, inventory adjustments from the discontinuation of the Company's millimeter wave business, gain on sale of building, loss on sale of business unit, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.
These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in low power, small form factor programmable logic devices. Our FPGAs deliver intelligence, connectivity, and control solutions to the industrial, compute, communications, consumer, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an even better and more connected world.
For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
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Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue	$95,977	$101,484	$95,266	$398,799	$385,961
Costs and expenses:
Cost of sales	41,671	43,120	44,050	179,360	169,382
Research and development	19,296	19,131	23,500	82,449	103,357
Selling, general, and administrative	21,168	21,775	23,585	91,054	90,718
Amortization of acquired intangible assets	3,708	3,823	5,563	17,690	31,340
Restructuring	11,854	90	2,483	17,349	7,196
Acquisition related charges	—	—	573	1,531	3,781
Impairment of acquired intangible assets	—	586	(3,767)	12,486	32,431
Gain on sale of building	—	—	—	—	(4,624)
	97,697	88,525	95,987	401,919	433,581
(Loss) income from operations	(1,720)	12,959	(721)	(3,120)	(47,620)
Interest expense	(5,018)	(5,500)	(4,695)	(20,600)	(18,807)
Other expense, net	(3)	(452)	(1,182)	(249)	(3,286)
(Loss) income before income taxes	(6,741)	7,007	(6,598)	(23,969)	(69,713)
Income tax expense	380	33	615	2,353	849
Net (loss) income	$(7,121)	$6,974	$(7,213)	$(26,322)	$(70,562)

Net (loss) income per share:
Basic	$(0.05)	$0.05	$(0.06)	$(0.21)	$(0.58)
Diluted	$(0.05)	$0.05	$(0.06)	$(0.21)	$(0.58)

Shares used in per share calculations:
Basic	129,521	127,816	123,541	126,564	122,677
Diluted	129,521	129,474	123,541	126,564	122,677

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$119,051	$106,815
Short-term marketable securities	9,624	4,982
Accounts receivable, net	60,890	55,104
Inventories	67,096	79,903
Other current assets	27,762	16,567
Total current assets	284,423	263,371

Property and equipment, net	34,883	40,423
Intangible assets, net	21,325	51,308
Goodwill	267,514	267,514
Deferred income taxes	215	198
Other long-term assets	15,327	13,147
	$623,687	$635,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$61,128	$64,821
Current portion of long-term debt	8,290	1,508
Deferred income and allowances on sales to distributors and deferred license revenue	—	17,318
Total current liabilities	69,418	83,647

Long-term debt	251,357	299,667
Other long-term liabilities	44,455	34,954
Total liabilities	365,230	418,268

Stockholders' equity	258,457	217,693
	$623,687	$635,961

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net loss	$(26,322)	$(70,562)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,261	57,861
Impairment of acquired intangible assets	12,486	32,431
Amortization of debt issuance costs and discount	2,230	1,982
Change in deferred income tax provision	(96)	(154)
(Gain) loss on sale or maturity of marketable securities	(18)	252
Gain on forward contracts	(53)	(77)
Stock-based compensation expense	13,646	12,543
Gain on disposal of fixed assets	(178)	(75)
Gain on sale of building	—	(4,624)
Loss on sale of assets and business units	—	1,496
Impairment of cost-method investment	266	1,761
Changes in assets and liabilities:
Accounts receivable, net	(3,978)	44,613
Inventories	13,177	(902)
Prepaid expenses and other assets	(11,667)	889
Accounts payable and accrued expenses (includes restructuring)	13,325	(23,588)
Accrued payroll obligations	(1,051)	726
Income taxes payable	498	(556)
Deferred income and allowances on sales to distributors	—	(15,007)
Deferred licensing and services revenue	(68)	(495)
Net cash provided by operating activities	51,458	38,514
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	5,000	12,689
Purchases of marketable securities	(9,603)	(7,420)
Proceeds from sale of building	—	7,895
Cash paid for costs of sale of building	—	(1,004)
Capital expenditures	(8,384)	(12,855)
Proceeds from sale of assets and business unit, net of cash sold	—	967
Repayment received on short-term loan to cost-method investee	—	2,000
Short-term loan to cost-method investee	—	(2,000)
Cash paid for software licenses	(8,123)	(8,532)
Net cash used in investing activities	(21,110)	(8,260)
Cash flows from financing activities:
Restricted stock unit tax withholdings	(2,370)	(3,267)
Proceeds from issuance of common stock	29,288	6,085
Repayment of debt	(43,759)	(35,429)
Net cash used in financing activities	(16,841)	(32,611)

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Effect of exchange rate change on cash	(1,271)	2,620
Net increase in cash and cash equivalents	12,236	263
Beginning cash and cash equivalents	106,815	106,552
Ending cash and cash equivalents	$119,051	$106,815

Supplemental cash flow information:
Change in unrealized (gain) loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$(41)	$73
Income taxes paid, net of refunds	$3,054	$2,387
Interest paid	$18,607	$20,649
Accrued purchases of plant and equipment	$110	$588
Note receivable resulting from sale of assets and business units	$—	$3,050

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	56.6%	57.5%	53.8%	55.0%	56.1%
R&D Expense	20.1%	18.9%	24.7%	20.7%	26.8%
SG&A Expense	22.1%	21.5%	24.8%	22.8%	23.5%
Depreciation and amortization (in thousands)	$8,521	$8,315	$12,270	$39,261	$57,861
Stock-based compensation expense (in thousands)	$3,738	$2,708	$3,257	$13,646	$12,543
Restructuring and severance related charges (in thousands)	$11,854	$90	$2,483	$17,349	$7,196
Net cash provided by operating activities (thousands)	$30,898	$10,978	$2,768	$51,458	$38,514
Capital expenditures (in thousands)	$2,206	$2,073	$530	$8,384	$12,855
Repayment of debt (in thousands)	$15,875	$15,875	$1,750	$43,759	$35,429
Interest paid (in thousands)	$4,631	$4,799	$4,270	$18,607	$20,649
Taxes paid (cash, in thousands)	$338	$659	$79	$3,054	$2,387

Balance Sheet Information
Current Ratio	4.1	4.0	3.1
A/R Days Revenue Outstanding	58	68	53
Inventory Months	4.8	4.6	5.4

Revenue% (by Geography)
Asia	74%	76%	74%	75%	72%
Europe (incl. Africa)	10%	12%	13%	11%	12%
Americas	16%	12%	13%	14%	16%

Revenue% (by End Market)
Communications and Computing	34%	32%	30%	31%	29%
Mobile and Consumer	22%	27%	27%	25%	28%
Industrial and Automotive	37%	37%	41%	39%	35%
Licensing and Services	7%	4%	2%	5%	8%

Revenue% (by Channel) *
Distribution	76%	82%	83%	83%	77%
Direct	24%	18%	17%	17%	23%

*	During the first quarter of 2018, we updated our channel categories to group all forms of distribution into a single channel. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Gross Margin Reconciliation
GAAP Gross margin	$54,306	$58,364	$51,216	$219,439	$216,579
Inventory adjustment related to restructured operations	(160)	(288)	—	7,829	—
Stock-based compensation - gross margin	288	219	226	940	788
Non-GAAP Gross margin	$54,434	$58,295	$51,442	$228,208	$217,367

Gross Margin % Reconciliation
GAAP Gross margin %	56.6%	57.5%	53.8%	55.0%	56.1%
Cumulative effect of non-GAAP Gross Margin adjustments	0.1%	(0.1)%	0.2%	2.2%	0.2%
Non-GAAP Gross margin %	56.7%	57.4%	54.0%	57.2%	56.3%

Operating Expenses Reconciliation
GAAP Operating expenses	$56,026	$45,405	$51,937	$222,559	$264,199
Amortization of acquired intangible assets	(3,708)	(3,823)	(5,563)	(17,690)	(31,340)
Restructuring charges	(11,854)	(90)	(2,483)	(17,349)	(7,196)
Acquisition related charges (1)	—	—	(573)	(1,531)	(3,781)
Impairment of acquired intangible assets	800	(586)	3,767	(11,686)	(32,431)
Stock-based compensation - operations	(3,450)	(2,489)	(3,031)	(12,706)	(11,755)
Gain on sale of building	—	—	—	—	4,624
Non-GAAP Operating expenses	$37,814	$38,417	$44,054	$161,597	$182,320

(Loss) Income from Operations Reconciliation
GAAP (Loss) income from operations	$(1,720)	$12,959	$(721)	$(3,120)	$(47,620)
Inventory adjustment related to restructured operations	(160)	(288)	—	7,829	—
Stock-based compensation - gross margin	288	219	226	940	788
Amortization of acquired intangible assets	3,708	3,823	5,563	17,690	31,340
Restructuring charges	11,854	90	2,483	17,349	7,196
Acquisition related charges (1)	—	—	573	1,531	3,781
Impairment of acquired intangible assets	(800)	586	(3,767)	11,686	32,431
Stock-based compensation - operations	3,450	2,489	3,031	12,706	11,755
Gain on sale of building	—	—	—	—	(4,624)
Non-GAAP Income from operations	$16,620	$19,878	$7,388	$66,611	$35,047

(Loss) Income from Operations % Reconciliation
GAAP (Loss) income from operations %	(1.8)%	12.8%	(0.8)%	(0.8)%	(12.3)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	19.1%	6.8%	8.6%	17.5%	21.4%
Non-GAAP Income from operations %	17.3%	19.6%	7.8%	16.7%	9.1%

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Other Expense, Net Reconciliation
GAAP Other expense, net	$(3)	$(452)	$(1,182)	$(249)	$(3,286)
Loss on sale of assets and business units	—	—	—	—	1,496
Non-GAAP Other expense, net	$(3)	$(452)	$(1,182)	$(249)	$(1,790)

Income Tax Expense Reconciliation
GAAP Income tax expense	$380	$33	$615	$2,353	$849
Estimated tax effect of non-GAAP adjustments (2)	88	108	(142)	—	—
Non-GAAP Income tax expense	$468	$141	$473	$2,353	$849

Net (Loss) Income Reconciliation
GAAP Net (loss) income	$(7,121)	$6,974	$(7,213)	$(26,322)	$(70,562)
Inventory adjustment related to restructured operations	(160)	(288)	—	7,829	—
Stock-based compensation - gross margin	288	219	226	940	788
Amortization of acquired intangible assets	3,708	3,823	5,563	17,690	31,340
Restructuring charges	11,854	90	2,483	17,349	7,196
Acquisition related charges (1)	—	—	573	1,531	3,781
Impairment of acquired intangible assets	(800)	586	(3,767)	11,686	32,431
Stock-based compensation - operations	3,450	2,489	3,031	12,706	11,755
Gain on sale of building	—	—	—	—	(4,624)
Loss on sale of assets and business unit	—	—	—	—	1,496
Estimated tax effect of non-GAAP adjustments (2)	(88)	(108)	142	—	—
Non-GAAP Net income	$11,131	$13,785	$1,038	$43,409	$13,601

Net (Loss) Income Per Share Reconciliation
GAAP Net (loss) income per share - basic	$(0.05)	$0.05	$(0.06)	$(0.21)	$(0.58)
Cumulative effect of Non-GAAP adjustments	0.14	0.06	0.07	0.55	0.69
Non-GAAP Net income per share - basic	$0.09	$0.11	$0.01	$0.34	$0.11

GAAP Net (loss) income per share - diluted	$(0.05)	$0.05	$(0.06)	$(0.21)	$(0.58)
Cumulative effect of Non-GAAP adjustments	0.13	0.06	0.07	0.54	0.69
Non-GAAP Net (loss) income per share - diluted	$0.08	$0.11	$0.01	$0.33	$0.11

Shares used in per share calculations:
Basic	129,521	127,816	123,541	126,564	122,677
Diluted - GAAP (3)	129,521	129,474	123,541	126,564	122,677
Diluted - Non-GAAP (3)	132,471	129,474	124,370	129,766	124,499

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.